EXHIBIT 1

May 16, 2023 Dear Shareholder, AmeriServ Financial Inc.’s (“AmeriServ” or the “Company”) 2023 Annual Meeting of Shareholders (the “Annual Meeting”) is scheduled for May 26, 2023. Your vote matters to protect your investment and support our ability to execute on our strategy to create long-term value. The GOLD proxy card included in this mailing contains instructions on how to cast your vote for the Company’s slate of three candidates for election to the Board of Directors (the “Board”) and the other items up for consideration at the Annual Meeting. Your vote is important – no matter how many shares you own. We urge you to vote FOR the election of all three director nominees and FOR each of the other proposals on the enclosed GOLD proxy card. Maintaining a Strong Balance Sheet Appropriately Managing Risk Consistently Improving Shareholder Returns ✓ We have strong liquidity and capital levels ✓ We have diversified revenue streams ✓ Deposits are up since the beginning of 2023 ✓ We are effectively managing the banking sector’s volatility ✓ We have weathered the pandemic–related headwinds ✓ We remain a strong relationship-focused community bank ✓ In 2022, we achieved the highest EPS performance in over 20 years and increased our dividend payments to shareholders by 15%1 ✓ For the 2022 year, our one-year Total Shareholder Return was 5.01% vs. -4.78% for the Dow Jones U.S. Microcap Bank Index During a period of extreme economic volatility in 2022, the Company was able to effectively manage its balance sheet and exercise prudent risk management practices to deliver solid returns to shareholders. Our Three-Pronged Strategy is Designed to Create Value for Shareholders 1As of December 31, 2022.

Our Director Nominees Each Bring Important Perspectives and Experience Closely Aligned with Our Strategic Pillars & Key Growth Areas Richard “Rick” W. Bloomingdale Mr. Bloomingdale's finance and labor experience will be additive towards our human capital management efforts and the expansion of the Company’s union business, as well as the Board’s oversight of AmeriServ’s balance sheet. Mr. Hickton's experience in cybersecurity, legal affairs and regulatory matters will directly benefit AmeriServ’s ability to evaluate and effectively manage risk as it meets customers' expectations for online and mobile services. David J. Hickton Mr. Onorato’s professional experience in healthcare, government, accounting and law makes him a valuable addition to our Board given the relevance of these areas for our banking business as we create long-term customer and shareholder value. Daniel A. Onorato

We Have Received Important Third-Party Support ✓ Institutional Shareholder Services, Inc. (“ISS”) – a well-respected independent proxy advisory firm – recently recommended that shareholders vote FOR each of our three highly qualified director candidates. On behalf of the entire Board, we encourage you to continue to support AmeriServ’s three-pronged strategy by voting FOR our refreshed slate of director candidates that support our key growth areas, including Richard "Rick" Bloomingdale, David Hickton and Daniel Onorato and FOR all other proposals on the GOLD proxy card Thank you for your support. Sincerely, Allan R. Dennison J. Michael Adams, Jr. Amy Bradley Kim W. Kunkle Margaret A. O’Malley Daniel A. Onorato Mark E. Pasquerilla Sara A. Sargent Jeffrey A. Stopko If you have any questions or require any assistance in voting your shares, or if you would like additional copies of the proxy materials, please contact our proxy solicitor: Morrow Sodali LLC 509 Madison Avenue Suite 1206 New York, NY 10022 Shareholders Call Toll Free: (800) 662-5200 Brokers, Banks, and Other Nominees Call Collect: (203) 658-9400 Email: ASRV@investor.morrowsodali.com

About AmeriServ Financial, Inc. AmeriServ Financial, Inc. is the parent of AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company in Johnstown, Pennsylvania. The Company's subsidiaries provide full-service banking and wealth management services through 17 community offices in southwestern Pennsylvania and Hagerstown, Maryland. The Company also operates loan production offices in Altoona and Monroeville, Pennsylvania. On March 31, 2023, AmeriServ had total assets of $1.346 billion and a book value of $6.18 per common share. For more information, visit www.ameriserv.com. Forward Looking Statements This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our banking platform; risks and uncertainties relating to the duration of the COVID-19 pandemic, and actions that may be taken by governmental authorities to contain the pandemic or to treat its impact; expense and reputational impact on the Company as a result of its ongoing proxy contest and related litigation; and the inability to successfully implement or expand new lines of business or new products and services. These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 27, 2023. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

Important Additional Information The Company, its directors, director nominees and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. The Company filed its definitive proxy statement and a GOLD proxy card with the SEC on April 26, 2023 in connection with such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING GOLD PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Company’s definitive proxy statement for the Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors, director nominees and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.ameriserv.com/sec-filings/insider-filings or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 27, 2023. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.ameriserv.com/sec-filings/documents.